Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No.333-96995, 33-60095 and 33-60099), Form S-3 ASR (File No. 333-145919) and Form S-4 (No. 333-96995) of Hecla Mining Company of our report dated July 5, 2007, except for Note 8 as to which the date is June 6, 2008 relating to the financial statements of Greens Creek Joint Venture, which appears in the Current Report on Form 8-K /A of Hecla Mining Company dated June 13, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 9, 2008